Exhibit 99.1

NANO
Nuclear Energy Inc.
(NASDAQ : NNE)
Smaller
Simpler
Safer

NANO Nuclear Acquires Secured Transportation Services LLC, Establishing a Fully Integrated Nuclear Fuel Logistics and Transportation Platform and Joining a Select Group of Revenue-Generating Microreactor Developers

Acquisition adds more than 20 years of specialized nuclear transportation experience, accelerating NANO Nuclear’s fuel supply chain and reactor deployment capabilities.

NEW YORK, N.Y., May 26, 2026 — NANO Nuclear Energy Inc. (NASDAQ: NNE) (“NANO Nuclear” or “the Company”), a leading advanced nuclear micro modular reactor and technology company focused on developing clean energy solutions, today announced the acquisition of Secured Transportation Services LLC (STS), a specialized U.S. based, globally operating nuclear logistics, transportation and services company specializing in the safe, secure and compliant movement of radioactive and nuclear materials.

This acquisition represents a significant strategic milestone in NANO Nuclear’s evolution into a vertically integrated nuclear energy company by adding one of the most important and challenging elements of the nuclear fuel cycle: the capability to plan, coordinate, license, secure and execute nuclear materials transportation and related deployment activities.

With the addition of STS, NANO Nuclear is taking a decisive step toward becoming a leader in the next generation of nuclear energy infrastructure, with capabilities designed to support reactor deployment and the broader ecosystem required to enable commercialization at scale.

One of the most significant barriers to scaling advanced nuclear technologies is not the reactor itself, but the infrastructure required to support it, particularly fuel transportation. The transport of nuclear materials, particularly spent fuel, HALEU fuel and advanced reactor components, is one of the most highly regulated and operationally complex segments of the nuclear fuel cycle, with emerging capacity constraints expected as next-generation reactor deployments accelerate.

With STS part of the organization, NANO Nuclear is competitively well positioned to:

●	Control and coordinate critical nuclear fuel transportation logistics.

●	Support deployment planning for microreactors and related advanced nuclear systems.

●	Reduce reliance on third-party nuclear logistics providers for core transportation and deployment functions.

●	Navigate complex regulatory, security and route-approval requirements.

●	Develop repeatable deployment models for defense, data center, industrial, remote and international customers.

●	Support a broader ecosystem of nuclear fuel-cycle services expected to be required by NANO Nuclear and other nuclear industry participants.

Founded in 2005, STS brings more than two decades of specialized nuclear transportation experience and a strong track record of executing complex nuclear materials projects safely, securely and efficiently. STS personnel have completed projects in more than 40 countries, providing NANO Nuclear with operational experience in navigating various regulatory requirements, physical challenges and political environments. STS currently holds approvals for more than 90% of the active U.S. NRC approved spent fuel routes in the United States.

STS brings a team of highly experienced professionals with backgrounds spanning nuclear engineering, logistics, regulatory affairs, and operations - capabilities that are difficult to procure and essential to transporting fuel and deploying reactors at scale.

In addition, the acquisition of STS provides NANO Nuclear with revenue generating operations. For the twelve months ended December 31, 2025, STS generated audited revenues of approximately $7.1 million and net income of approximately $1.3 million, reflecting strong underlying profitability and operational efficiency. Equally as important, NANO Nuclear sees substantial opportunity for growth at STS in the coming years as demand for nuclear fuel transportation and logistics accelerates. STS is expected to benefit from NANO Nuclear’s relationships and exposure to several aspects of the nuclear fuel cycle, as well as NANO Nuclear’s strong financial position through prudent deployment of strategic growth capital.

Figure 1 - NANO Nuclear Acquires Secured Transportation Services Joining a Select Group of Revenue-Generating Microreactor Developers

The acquisition of STS directly supports NANO Nuclear’s broader strategy of building a fully vertically integrated business, spanning:

●	Reactor design and development.
●	Fuel sourcing and processing (LEU/HALEU ecosystem).
●	Fuel transportation and logistics.
●	Reactor deployment and installation.
●	Long-term operational support.

By integrating STS into its operations, NANO Nuclear gains the ability to coordinate the movement of nuclear fuel and reactor systems from origin to deployment site, a capability that is expected to become increasingly valuable as demand for microreactors accelerates globally.

“This acquisition is about more than logistics, it’s about unlocking the full potential of advanced nuclear,” said Jay Yu, Chairman and President of NANO Nuclear. “With STS, we now control a vital link in the nuclear value chain that very few companies possess globally. This capability will allow us to move faster, deploy quicker, and deliver our technologies anywhere in the world. We are building infrastructure for the next generation of nuclear energy, and this is a major step forward.”

WLL 32 MT
49103
D2
NANO
Nuclear Energy Inc.
STS
Secured Transportation Services

Figure 2 - NANO Nuclear Establishes a Fully Integrated Nuclear Fuel Logistics and Deployment Platform.

“This is a transformational acquisition for NANO Nuclear,” said James Walker, Chief Executive Officer of NANO Nuclear. “STS brings the kind of deep, specialized expertise that is essential to making advanced nuclear a reality at scale. Transportation is one of the most overlooked, but most critical, pieces of the nuclear value chain. By bringing STS into the NANO Nuclear ecosystem, we are removing a major bottleneck and positioning ourselves as one of the few companies capable of delivering a truly end-to-end nuclear solution. This acquisition doesn’t just strengthen our logistics capabilities, it accelerates everything: our fuel strategy, our deployment timelines, and our ability to serve customers across North America and internationally.”

As the global energy system shifts toward clean, reliable, and decentralized power, microreactors are expected to play a pivotal role. However, their success depends on the ability to safely and efficiently move fuel and systems where they are needed.

“For more than two decades, STS has built its reputation by executing complex nuclear transportation projects safely, securely and reliably,” said Roy Boyd, Founder & President of STS, who will continue in this role post-acquisition. “Joining NANO Nuclear gives STS the resources and platform to expand our capabilities while maintaining the safety-first culture, regulatory discipline and customer focus that have defined our company since its founding. We are benefitting from the industry’s growth and believe we are well-prepared to meet expected demand. We believe our logistics, training, consulting, security coordination, engineering and project execution experience will be highly complementary to NANO Nuclear’s broader advanced nuclear strategy and advance the overall mission to meet growing demand for nuclear energy.”

STS was acquired by NANO Nuclear’s existing transportation subsidiary, Advanced Fuel Transportation Inc., for total consideration valued at up to $13 million. The total purchase price is comprised of $6 million paid in cash at closing, subject to closing adjustments, and $7 million in restricted shares of NANO Nuclear’s common stock paid in several installments, a portion of which is subject to certain contractual contingencies. Additional information will be provided in a Form 8-K to be filed by NANO Nuclear with the U.S. Securities and Exchange Commission.

About NANO Nuclear Energy Inc.

NANO Nuclear Energy Inc. (NASDAQ: NNE) is a North American advanced technology-driven nuclear energy company seeking to become a commercially focused, diversified, and vertically integrated company across five business lines: (i) cutting edge portable and other microreactor technologies, (ii) nuclear fuel supply chain, (iii) nuclear fuel transportation, (iv) nuclear applications for space and (v) nuclear industry consulting services. NANO Nuclear believes it is the first portable nuclear microreactor company to be listed publicly in the U.S.

Led by a world-class nuclear engineering team, NANO Nuclear’s reactor products in development include its lead project, the patented KRONOS MMR™ Energy System, a stationary high-temperature gas-cooled reactor that is in construction permit pre-application engagement with the U.S. Nuclear Regulatory Commission (NRC) in collaboration with University of Illinois Urbana-Champaign (U. of I.), ZEUS™, a solid core battery reactor, and the space focused, portable LOKI MMR™, each representing advanced developments in clean energy solutions that are modular, on-demand capable, advanced nuclear microreactors.

Advanced Fuel Transportation Inc. (AFT), a NANO Nuclear subsidiary, bolstered by the May 2026 acquisition of Secured Transportation Services (STS), is led by former executives from the largest transportation company in the world and provides nuclear engineering and materials transport services in the U.S. and globally. Through NANO Nuclear, AFT is the exclusive licensee of a patented high-capacity HALEU fuel transportation basket developed by three major U.S. national nuclear laboratories and funded by the Department of Energy.

HALEU Energy Fuel Inc. (HEF), a NANO Nuclear subsidiary, is focusing on the future development of a domestic source for a HALEU fuel fabrication pipeline for NANO Nuclear’s own microreactors as well as the broader advanced nuclear reactor industry.

NANO Nuclear Space Inc. (NNS), a NANO Nuclear subsidiary, is exploring the potential commercial applications of NANO Nuclear’s developing micro nuclear reactor technology in space. NNS is focusing on applications such as the LOKI MMR™ system and other power systems for extraterrestrial projects and human sustaining environments, and potentially propulsion technology for long haul space missions. NNS’ initial focus will be on cis-lunar applications, referring to uses in the space region extending from Earth to the area surrounding the Moon’s surface.

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Email: IR@NANONuclearEnergy.com

Business Tel: (212) 634-9206

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Cautionary Note Regarding Forward Looking Statements

This news release and statements of NANO Nuclear’s management in connection with this news release contain or may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “explore,” “aim,” “plans”, “believes”, “potential”, “will”, “should”, “could”, “would,” “goal,” “aim,” or “may” or derivatives of these words and other words relating to the future. Specifically, forward-looking statements include those related to the anticipated benefits to NANO Nuclear of the acquisition of STS as well as NANO Nuclear’s development, construction, demonstration, regulatory licensing and commercial plans and strategies generally. These and other forward-looking statements are based on information available to us as of the date of this news release and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve significant known and unknown risks, uncertainties and other factors, which may be beyond our control. For NANO Nuclear, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following: (i) risks related to our U.S. Department of Energy (“DOE”), Canadian Nuclear Safety Commission (“CNSC”) or related state or non-U.S. nuclear licensing submissions, (ii) risks related to our vertical integration strategy (notably the integration of STS as contemplated herein) and the development of new or advanced technology and the acquisition of complimentary technology or businesses, including difficulties with design and testing, cost overruns, regulatory delays, integration issues and the development of competitive technology, (iii) our ability to obtain contracts and funding to be able to continue operations, (iv) risks related to uncertainty regarding our ability to technologically develop and commercially deploy a competitive advanced nuclear reactor or other technology in the timelines we anticipate, if ever, (v) risks related to the impact of U.S. and non-U.S. government regulation, policies and licensing requirements, including by the DOE, the U.S. Nuclear Regulatory Commission, including those associated with the recently enacted ADVANCE Act and the May 23, 2025 Executive Orders seeking to streamline nuclear regulation, as well as the CNSC, and (vi) similar risks and uncertainties associated with the operating an early stage business a highly regulated and rapidly evolving industry. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement, and NANO Nuclear therefore encourages investors to review other factors that may affect future results in its filings with the SEC, which are available for review at www.sec.gov and at https://ir.nanonuclearenergy.com/financial-information/sec-filings. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this news release, except as required by law.